UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM SE
                             Dated November 25, 2003

          Form N-SAR                 Year ended 9/30/03           811-6565
--------------------------------  ------------------------ ---------------------
Report, Schedule or Statement of      Period of Report     SEC File No. of Form,
 Which the Documents Are a Part       (If Appropriate)     Schedule or Statement

          H&Q Life Sciences Investors                              884121
--------------------------------------------------         ---------------------
(Exact Name of Registrant As Specified in Charter)         Registrant CIK Number


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                    Name of Person Other than the Registrant
                     Filing the Form, Schedule or Statement

             The undersigned hereby files the following documents:

Attach an exhibit index and the exhibits not filed electronically as required by
    Item 601 of Regulation S-K, the applicable Form, Schedule or Statement.

                   SIGNATURES: Complete A or B, as Appropriate
                       See General Instructions to Form SE

A. FILINGS MADE ON BEHALF OF THE REGISTRANT: The Registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 25th day of November, 2003

                           H&Q Life Sciences Investors
                   ------------------------------------------
                              (Name of Registrant)


               By: /s/ Kimberly L. Carroll
                   ------------------------------------------
                                   (Signature)


                   Kimberly L. Carroll
                   ------------------------------------------
                                  (Print Name)


                   Treasurer
                   ------------------------------------------
                                     (Title)


B. FILINGS MADE BY PERSONS OTHER THAN THE REGISTRANT: After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

----------------    ------------------------------------------------------------
    (Date)                                (Signature)

                    ------------------------------------------------------------
                    (Print the Name and Title of Each Person Who Signs the Form)

SEC 2082 (12-89)

                              (Name of Registrant)

                                     Form SE

                          Exhibit Index for Form N-SAR

Item 77B. Accountant's report on internal control

November 25, 2003

To the Shareholders and Trustees of
H&Q Life Sciences Investors

In planning and performing our audit of the financial statements of H&Q Life Sciences Investors (the "Fund") for the year ended September 30, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2003.

This report is intended solely for the information and use of management and the Trustees of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP